UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

Cypress Communications Holding Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-30401 (Commission File Number)	36-4166222 (IRS Employer Identification No.)

15 Piedmont Center, Suite 100
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)

(404) 869-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 2.01 Completion of Acquisition or Disposition of Assets
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets

     On June 30, 2005 (the “Effective Date”) Cypress Communications Holding Co., Inc. (the “Company”), TechInvest Holding Company, Inc. (“Parent”) and TechInvest Acquisition Inc. (“MergerSub”) (Parent and MergerSub being affiliates of Arcapita, Inc.) consummated the merger (the “Merger”) of MergerSub with and into the Company pursuant to which the Company became a wholly-owned subsidiary of Parent. The Merger was consummated in accordance with that certain Agreement and Plan of Merger dated as of November 5, 2004, by and among Company, Parent and MergerSub (as amended, the “Merger Agreement”)

     Under the terms of the Merger Agreement, the Merger resulted in conversion of 7,123,395 shares of Company common stock outstanding immediately prior to the effective time of the merger into the right to receive approximately $1.72 in cash per share. Company stockholders will be mailed information about how to exchange their shares of common stock for the Merger Consideration.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Communications Holding Co., Inc. (Registrant)
By:	/s/ Gregory P. McGraw
	Name:	Gregory P. McGraw
	Title:	Chief Executive Officer

Date: June 30, 2005